CONFIDENTIAL TREATMENT REQUESTED                                    EXHIBIT 10.3

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION.

               ADDENDUM TO OEM DEVELOPMENT AND PURCHASE AGREEMENT

    This ADDENDUM TO OEM DEVELOPMENT AND PURCHASE AGREEMENT (this "Addendum") is entered into as of April 24, 2002 by and between CardioDynamics International Corporation, a California corporation with its principal offices located at 6175 Nancy Ridge Drive, Suite 300, San Diego, California ("CDIC") and GE Medical Systems Information Technologies, Inc., a Wisconsin corporation (formerly known as GE Marquette Medical Systems, Inc.) with its principal offices located at 8200 W. Tower Ave., Milwaukee, Wisconsin ("GE").

1.  Background and Certain Amendments.

    1.1 CDIC is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories.

    1.2 GE is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories, including multi-parameter patient monitors.

    1.3 CDIC and GE entered into that certain OEM Development and Purchase Agreement dated as of July 7, 2000, as amended (the "Agreement"), pursuant to which the parties agreed to (i) the integration of CDIC's impedance cardiography technology into GE's multi-parameter patient monitors, (ii) the sale and/or license of such integrated products and technologies by GE to its customers and
(iii) the sale of CDIC sensors to GE customers, all upon the terms and conditions as set forth in the Agreement.

    1.4 CDIC and GE desire to amend Sections 4.1 and 4.2 of the Agreement in the manner set forth in subparagraphs (a) and (b) of this Section 1.4, which amendments shall be effective only as long as this Addendum is effective. Upon termination or expiration of this Addendum without termination or expiration of the Agreement, Sections 4.1 and 4.2 of the Agreement shall revert to the language in effect before the effectiveness of this Addendum.

         (a) The second sentence of Section 4.1 of the Agreement shall be amended to read in its entirety as follows: "The CDIC ICG Module Kits and components of the CDIC ICG Module Kits purchased from CDIC under this Agreement shall be used only as components in, incorporated into, or integrated with, the GE ICG Modules that GE sells or leases to third-Party users in the regular course of business for use with GE Patient Monitors, and such GE ICG Modules may be sold or leased by GE in any transaction other than an "Installed Base Sale". For purposes of this Agreement, an "Installed Base Sale" shall mean a direct sale or lease of a GE ICG Module to a third-Party hospital end user located in the United States for use with a previously purchased

                                                CONFIDENTIAL TREATMENT REQUESTED

    or leased GE Patient Monitor; provided, however, that under no circumstances shall any such sale or lease to a hospital included within the GE MVP Authorized Hospital program be deemed an Installed Base Sale." GE has provided CDIC with a list of such hospitals included within the GE MVP Authorized Hospital program and will update such list from time to time. Such list shall be deemed to be Confidential Information within the meaning of the Agreement.

         (b) The first sentence of Section 4.2 of the Agreement shall be amended to read in its entirety as follows: "CDIC hereby grants to GE a non-exclusive, perpetual (subject to termination as provided in this Agreement) and non-transferable worldwide license, with the right to sub-license to purchasers/end-users of GE ICG Modules, to use the CDIC Software and related CDIC Documentation provided by CDIC solely in connection with operation of the components of CDIC ICG Module Kit in the GE ICG Module subject to the limitations set forth in the second sentence of
    Section 4.1 of this Agreement."

    1.5 CDIC and GE desire to amend and restate Exhibit A of the Agreement in its entirety, and Exhibit A of this Addendum shall hereby constitute Exhibit A of the Agreement. The amendment to the Agreement effected by this Section 1.5 shall remain effective (unless expressly agreed otherwise) as long as the Agreement remains in effect regardless of whether this Addendum is terminated or otherwise expires.

    1.6 CDIC and GE desire to amend that certain Omnibus Amendment entered into as of November 22, 2000 by and between CDIC and GE, and such Omnibus Amendment shall be amended by this Section 1.6 to provide that (i) from and after the date of this Addendum GE shall have no commitment to purchase any minimum quantity of "Products" or "OEM Products" under the "Agreements" (as such terms are defined in the Omnibus Amendment), (ii) GE shall have no obligation for "Placement" within the meaning of Paragraph 4 of the Omnibus Amendment and (iii) neither party shall have [CONFIDENTIAL TREATMENT REQUESTED] of the Omnibus Amendment. The amendment to the Agreement effected by this Section 1.6 shall remain effective as long as any "Agreement" (as such term is defined in the Omnibus Amendment) remains in effect regardless of whether this Addendum is terminated or otherwise expires.

    1.7 CDIC and GE further desire to enter into this Addendum, pursuant to which CDIC shall be GE's exclusive distributor for Installed Base Sales upon the terms and conditions contained in this Addendum.

2.  Definitions.

    2.1 "GE ICG Modules" shall have the same meaning ascribed to the term "Marquette ICG Modules" in the Agreement.

    2.2 "GE Patient Monitors" shall have the same meaning ascribed to the term "Marquette Patient Monitors" in the Agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED

    2.3 "GE Software" means the software upgrade required to interface with the GE ICG Module and display ICG information on the GE Solar 7000/8000, 8000M and the GE DASH patient monitors. The required versions of each of these is listed below:

          2.3.1  Solar 7000/8000 Version 7 Upgrade - 2002635-002

          2.3.2  Solar 8000M Version 3 Upgrade - 2004816-44

          2.3.3  Dash Software Upgrade (Version 3B) - 2009564-002

    2.4   "Installed Base Sale" shall have the meaning set forth in Section 1.4
(a) above.

    2.5 All other capitalized terms and phrases used in this Addendum which are not otherwise defined herein shall have their respective meanings ascribed to them in the Agreement.

3.  Appointment of CDIC as Distributor of GE ICG Module and GE Software.

    3.1 GE hereby appoints CDIC, during the term of this Addendum, as its exclusive distributor of the GE ICG Module solely for Installed Base Sales and as its non-exclusive distributor of the GE Software and RAC 2A hardware and associated accessories as defined in Appendix B solely for Installed Base Sales, and CDIC accepts such appointment for the term and upon the conditions and agreements set forth in this Addendum. Under the Agreement (as amended by Section 1.4 of this Addendum) GE is not authorized to make Installed Base Sales.

    3.2 GE and CDIC acknowledge that in order for GE to provide GE ICG Modules to CDIC under this Addendum, GE will acquire CDIC ICG Module Kits from CDIC under the terms and conditions of the Agreement. CDIC agrees that under no circumstances shall GE be liable for failing to deliver GE ICG Modules in accordance with this Addendum if such failure is a result of CDIC's failure to deliver CDIC ICG Module Kits in accordance with the Agreement.

    3.3 In performing its obligations hereunder as GE's distributor of the GE ICG Module and GE Software, CDIC agrees:

    (i) To use its best efforts to further the promotion, marketing, sale and distribution of the GE ICG Module and GE Software for Installed Base Sales;

    (ii) To maintain an adequate sales force whose duties include the sale and support of the GE ICG Module and GE Software for Installed Base Sales;

    (iii) To respond promptly to all inquiries from customers and potential customers, including complaints, and to promptly and effectively process all acceptable customer orders;

    (iv) To diligently investigate all leads with respect to potential customers referred to CDIC by GE; and

                                                CONFIDENTIAL TREATMENT REQUESTED

    (v) To refrain from advertising the GE ICG Module and GE Software or entering into any commitment to advertise the GE ICG Module and GE Software without first obtaining written approval from GE of the proposed advertising.

    3.4 All offers and quotations made by CDIC to potential customers for the GE ICG Module and GE Software shall be issued in CDIC's name only. CDIC shall not make any offers or quotations, execute any agreements or documents, or make any commitments of any nature in the name of or on behalf of GE without the prior written consent of GE.

4.  License.

    4.1 License Grant. GE grants to CDIC a limited, non-exclusive license under the copyrights owned by GE in the GE Software to grant end-users a perpetual, non-exclusive, non-transferable end-user license to use the object code version of the GE Software solely in conjunction with GE Patient Monitors. By way of example, and without any limitation intended, GE does not grant any rights or licenses under any other intellectual property, including, but not limited to, trademarks or patents owned by GE. Except as authorized by GE above pursuant to the license grant, CDIC shall not disclose, furnish, transfer, distribute or otherwise make available the GE Software or any portion thereof in any form to any third party and shall not duplicate the GE Software or any part thereof. Title to and ownership of any and all proprietary rights in or related to the GE Software shall at all times remain with GE or its licensor(s). Nothing in this Addendum shall be construed as a sale of any rights in the GE Software. All references in this Addendum to sale, resale or purchase of a GE ICG Module or GE Software upgrade, or references of like effect, shall, with respect to the GE Software mean licenses or sublicenses of the GE Software pursuant to this
Section 4.1. CDIC shall not disassemble, decompile or otherwise reverse-engineer the GE Software or any part thereof.

5.  Prices.

    5.1 Price for Modules. For each GE ICG Module that CDIC orders under this Addendum, (i) GE shall purchase the CDIC ICG Module Kit required for the GE ICG Module at a purchase price of [CONFIDENTIAL TREATMENT REQUESTED] and (ii) CDIC shall purchase the GE ICG Module from GE at a purchase price equal to the then applicable purchase price payable by GE for the GE ICG Module [CONFIDENTIAL TREATMENT REQUESTED], excluding taxes and shipping charges, which amount shall be payable by CDIC to GE no later than 45 days from the date that CDIC ships the module to their customer, as shown on the monthly report described in section 10.1.

    5.2 Fees for GE Software Upgrades. For GE Software upgrades that CDIC orders under this Addendum, (i) the first [CONFIDENTIAL TREATMENT REQUESTED] licenses for each GE ICG Module shall be supplied to CDIC at no charge and (ii) for each license beyond the first [CONFIDENTIAL TREATMENT REQUESTED] licenses, CDIC shall pay GE a price equal to [CONFIDENTIAL TREATMENT REQUESTED], excluding taxes and shipping charges. CDIC shall pay any fees to GE no later than 45 days from the date that CDIC ships the module to their customer, as shown on the monthly report described in section 10.1. In connection with its quarterly payments under Section 5.3 below, CDIC shall provide to GE a list of customers to which such sales were made and the gross revenue collected for each sale of GE Software upgrades. If after receipt of such information, it is determined that an adjustment to the fees paid under this
Section 5.2 is required, CDIC shall promptly pay such adjustment.

    5.3 Additional Fees for Modules. At the end of each CDIC fiscal quarter, CDIC shall calculate (i) the total number of GE ICG Modules sold or licensed by CDIC for which payment was collected during such quarter, and (ii) the aggregate purchase price collected for such GE ICG Modules (the "Aggregate Quarterly Collections"). CDIC shall pay GE an additional fee that is determined by multiplying (i) the result of (x) minus (y) by (ii) [CONFIDENTIAL TREATMENT REQUESTED] where:

    (x)      =     Aggregate Quarterly Collections; and

    (y)      =     The aggregate number of GE ICG Modules for which payment was collected during such quarter x [CONFIDENTIAL TREATMENT
                   REQUESTED].

In the event the result of (x) minus (y) is negative, no additional fee shall be payable to GE under this Section 5.3. CDIC shall pay any such additional fees to GE no later than 30 days following the end of the CDIC fiscal quarter in which the payment was received from the customer. With such quarterly payments, CDIC shall provide to GE a list of customers to which such sales were made and the gross revenue collected for each sale of GE ICG Modules.

    5.4 Fees for CDIC Sensors. GE shall be paid [CONFIDENTIAL TREATMENT REQUESTED]for any CDIC DSB Sensors sold to customers in connection with an Installed Base Sale in accordance with the terms and conditions of Section 5.2 of the Agreement.

    5.5 Taxes. All prices are exclusive of all federal, state and local taxes, levies and assessments, and CDIC shall be responsible for the payment of all such taxes, levies and/or assessments imposed on the products sold by GE to CDIC hereunder, excluding taxes based on GE's net income from the transaction.

6.  Scope of Delivery

    6.1 Purchase Orders. Purchase orders for GE ICG Modules and GE Software upgrades (via Fax, e-mail, other electronic transmission or paper) under this Addendum ("Orders") must be received by GE during the term of this Addendum and must specify a delivery date that is not earlier than contemplated in the lead-time schedule outlined below under Section 6.5. There is [CONFIDENTIAL TREATMENT REQUESTED]. Each Order shall be subject to the terms set forth herein to the exclusion of any additional or contrary terms set forth in the Order.

    6.2 Order Acknowledgements. Orders shall be acknowledged by GE within five
(5) days after receipt of the Order. If the requested delivery time is less than the agreed upon lead-time as set forth in Section 6.5, GE shall complete the requirements of such nonconforming order within the agreed lead-time.

    6.3 Forecasts. CDIC will provide to GE a non-binding initial forecast prior to May 3rd, 2002 for purposes of GE ordering of initial component volumes. CDIC shall furnish to GE a non-binding quarterly forecast during the term of this Addendum for the following twelve

                                                CONFIDENTIAL TREATMENT REQUESTED

months. If quarterly Orders exceed [CONFIDENTIAL TREATMENT REQUESTED] GE ICG Modules, GE reserves the right to request non-binding monthly forecasts.

     6.4 No [CONFIDENTIAL TREATMENT REQUESTED]. CDIC has [CONFIDENTIAL TREATMENT REQUESTED].

     6.5 Lead Times. The agreed upon lead time for delivery of the GE ICG Module is 60 days from the date of receipt by GE of an Order.

     6.6 Section 6.6 of the Agreement shall be amended to read in its entirety as follows: "The agreed lead time for delivery of the CDIC ICG Module Kit is sixty (60) days from receipt by CDIC of an order."

     6.7 Cancellation Charges Under Agreement. GE shall have no liability for cancellation charges under Section 6.4 of the Agreement if GE's cancellation of an Order under the Agreement is a result of CDIC's cancellation of an Order under this Addendum.

7.   Terms of Payment.

     7.1 Invoices. CDIC shall pay to GE the amounts payable under this Addendum in accordance with the provisions of Section 5. Nothing herein shall affect GE's right to withhold shipment or otherwise exercise its rights under Section 16 (Termination) hereof in the event of CDIC's failure to make payment hereunder when due.

     7.2 Late Payment Charge. Subject to applicable law, service and/or interest charges not exceeding [CONFIDENTIAL TREATMENT REQUESTED] or the highest amount permitted by law may, at the election of GE, be assessed on amounts past due more than thirty (30) days (that is, more than thirty (30) days after the payment due date as specified in Section 5 hereof).

8.   Shipment and Delivery.

     8.1 Delivery Location. Each shipment by GE of GE ICG Modules and GE Software upgrades must indicate the exact address and CDIC purchase order number on the outside of the packaging as follows:

         CardioDynamics International Corporation
         6175 Nancy Ridge Drive, Suite 300
         San Diego, California 92121
         P.O. Number #########

     8.2 Delivery Terms. All shipments by GE hereunder shall be FOB GE's applicable warehouse or place of production. All GE ICG Modules shall be deemed delivered and subject to CDIC's dominion and control when placed in the possession of a carrier designated by CDIC, properly packed and ready for shipment to CDIC. GE shall cooperate with CDIC in the documentation and proof of loss claims promptly presented by CDIC to the appropriate carrier and/or insurer.

                                                CONFIDENTIAL TREATMENT REQUESTED

     8.3 Delivery Date and Date of Dispatch. The requested delivery date shall be specified on the Order provided that such delivery date must be at least 60 days after the date GE receives the Order. GE shall utilize commercially reasonable efforts to ensure that the Order is delivered in accordance with GE's Order acknowledgement and that the date of dispatch is three (3) days prior to the delivery date.

9.   Installation, Training and Warranty.

     9.1 Installation. CDIC and GE shall mutually arrange for an authorized representative of GE to see to the prompt and effective installation of the GE ICG Modules and GE Software upgrades that CDIC sells under this Addendum, which shall be scheduled to occur within 30 days from the date CDIC ships the GE ICG Module to the customer, unless extended at the customer's request. The costs for labor, parts, or travel to perform such installation shall be at GE's sole expense.

     9.2 Customer Training. CDIC shall provide user training at the customer's location, at CDIC's sole expense, with respect to the GE ICG Module and GE Software upgrade, except in instances where the customer is running earlier than version 3 software for its Dash, or version 6 software for its Solar 7000s/8000s, in which case GE shall provide user training at the customer's location, at GE's sole expense.

     9.3 Warranty. Each product purchased by CDIC for resale to a customer hereunder will be accompanied by GE's warranty certificate setting forth the terms of GE's warranty of the product to the customer, in form from time to time determined by GE. Such warranty shall begin either upon installation or delivery to the customer, in accordance with GE's policy for such warranty. GE agrees to perform all of its warranty obligations to and for the benefit of the customer in accordance with the terms of such warranty certificate. GE may require, as a condition to the effectiveness of its warranty undertaking, that the customer mail to GE a written confirmation of receipt of the product accompanied by such other information as GE may require. GE'S WARRANTIES TO CDIC'S CUSTOMERS, AS SET FORTH IN SUCH CERTIFICATE, ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND SUCH WARRANTIES SHALL BE ENFORCEABLE BY AND ONLY BY THE CUSTOMERS.

10.  Regulatory Matters.

     10.1 Certain Regulatory Matters. CDIC shall furnish to GE on a monthly basis, on such forms as GE may determine, information with respect to each sale of products hereunder including, but not limited to, (A) name of customer; (B) address of customer; (C) customer invoice number; (D) vendor catalog number; (E) invoice quantity; and (F) date of customer invoice. CDIC recognizes that the maintenance of such information by GE is necessary for GE to discharge its responsibility for tracking medical devices, as required by law. CDIC further agrees to notify GE, in writing, immediately after CDIC gains knowledge thereof, of the death or any injury to person or property alleged to be caused by or suffered incident to the use of a product sold by CDIC hereunder.

                                                CONFIDENTIAL TREATMENT REQUESTED

     10.2 Product Recalls of GE ICG Modules. No recall with respect to GE ICG Module shall be initiated except at the direction of GE. If the recall is related to a CDIC Product, it shall be governed by the Agreement.

     10.3 Traceability of CDIC Products and GE ICG Modules. For the purpose of facilitating product traceability, all CDIC ICG Module Kits and all GE ICG Modules shall require identification of an internal order number and tracking code. The Parties shall develop a methodology for placing such internal order number and tracking codes on all such products, to ensure, among other things, that the parties can differentiate (i) CDIC ICG Module Kits sold by CDIC pursuant to the Agreement versus those sold by CDIC pursuant to this Addendum and (ii) and GE ICG Modules which are to be sold by GE pursuant to the Agreement versus those which are to be sold by CDIC pursuant to this Addendum.

11.  Ownership and Protection of Results.

     GE and CDIC shall have the same rights and obligations under this Addendum with respect to ownership and protection of intellectual property as set forth in Section 15 of the Agreement.

12.  Documentation and Training.

     GE agrees to provide CDIC with such product literature, operations and maintenance manuals, and other information and training as is mutually agreed, to enable CDIC to properly sell GE ICG Modules, provided that in no event shall the source code or source listings of GE Software be required to be disclosed or provided by GE to CDIC.

13.  Confidentiality.

     GE and CDIC shall have the same rights and obligations under this Addendum with respect to confidentiality as set forth in Section 17 of the Agreement.

14.  Warranties and Indemnification.

     CDIC and GE shall have the same rights and obligations under this Addendum with respect to warranties and indemnification as set forth in Section 18 of the Agreement; provided, however, that CDIC shall also hold harmless and indemnify GE pursuant to such section for losses, damages, or expenses of whatever form or nature, including attorneys fees and other costs of legal defense, that GE may sustain or incur as a result of any third party claim resulting from (i) any negligent or tortious act or omission of CDIC, its officers, directors, employees, agents or subcontractors or their employees or (ii) any representation or statement by any of them not specifically authorized by GE herein or in writing.

15.  Trademarks.

     GE and CDIC shall have the same rights and obligations under this Addendum with respect to trademarks as set forth in Section 19 of the Agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED

16.  Term and Termination.

     16.1 Term and Renewal. The initial term of this Addendum shall commence on January 1, 2002 and shall continue until July 1st, 2004, which date the Parties agree is the last day of the initial term of the Agreement. The term of this Addendum shall be renewed automatically for successive twelve (12) month periods, unless either Party provides written notice of termination to the other Party at least sixty (60) days prior to expiration of this Addendum.

     16.2 Termination Without Cause. Either party may terminate this Addendum at any time without cause upon 90 days prior written notice to the other party.

     16.3 Termination For Material Breach. Either Party may terminate this Addendum upon written notice to the other party if the other party shall (1) commit a material breach or default in the performance of this Addendum and fail to remedy such breach or default within thirty (30) days after written notice thereof from the other party; (2) file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business; (3) be in such adverse financial condition as to endanger its ability to perform its obligations under this Addendum. GE reserves the right, without terminating this Addendum, to refuse shipments to CDIC in the event that CDIC's account with GE becomes delinquent.

     16.4 Termination of Agreement. This Addendum shall automatically terminate upon the termination or expiration of the Agreement. Termination or expiration of the Addendum, however, shall not automatically terminate the Agreement.

     16.5 Rights of the Parties Upon Termination. In the event of the termination of this Addendum for any reason, the parties shall have the following rights and obligations:

     (a) Termination of this Addendum shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable to the other.

     (b) The terminating party shall have the right, at its option, to cancel any and all accepted purchase orders that have not yet been filled.

     (c) Neither party shall be entitled to any compensation or reimbursement for inability to recoup any investment made in connection with performance under this Addendum, loss of prospective profits or anticipated sales or other losses occasioned by termination of this Addendum.

17.  Insurance.

     CDIC and GE shall have the rights and obligations set forth in Section 22 of the Agreement with respect to insurable claim or claims which might or could arise regarding GE ICG Modules purchased from GE under this Addendum.

                                                CONFIDENTIAL TREATMENT REQUESTED

18.  Dispute Resolution.

     CDIC and GE shall have the rights and obligations set forth in Section 24 of the Agreement with respect to any dispute, controversy or claim arising out of or relating to this Addendum or the validity, interpretation, breach or termination thereof.

19.  General Provisions.

     19.1 Miscellaneous Provisions. Except with respect to Limitation of Liability which shall be governed by Section 19.2 below, CDIC and GE shall have the rights and obligations set forth in Section 25 of the Agreement with respect to this Addendum.

     19.2 Limitation of Liability. Except as provided in Section 14, each party's liability to the other for any breach of this Addendum shall be limited to payments received by GE from CDIC hereunder. IN NO EVENT SHALL GE BE LIABLE TO CDIC UNDER THIS AGREEMENT (a) FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF GE HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES, OR (b) WITH RESPECT TO ANY CLAIMS FOR NEGLIGENCE OR OTHER TORT OR ON ANY STRICT LIABILITY THEORY.

     IN WITNESS WHEREOF, this Addendum has been duly executed as a sealed instrument as of the date specified above.

CardioDynamics International               GE Medical Systems Information
Corporation                                Technologies, Inc.

By:     /s/ Steve Loomis                   By:      /s/ Kevin King
      ___________________________                 _________________________

Title:  Chief Financial Officer            Title:   V.P., General Manager
      ___________________________                 _________________________

                                                CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                    to OEM Development and Purchase Agreement

                        CDIC PRODUCTS AND PURCHASE PRICES

A)       CDIC ICG MODULE KIT:

         Pricing:

         Transfer price for CDIC ICG Module Kit: [CONFIDENTIAL TREATMENT REQUESTED] on Licensing fees are available for [CONFIDENTIAL TREATMENT REQUESTED]. Licensing fees do not apply to [CONFIDENTIAL TREATMENT REQUESTED] of service loaner ICG modules to be determined later, but are estimated at approximately [CONFIDENTIAL TREATMENT REQUESTED].

         Discounts for Achieving Cumulative Purchase Volumes:

         ----------------------------------------------------------------
          Cumulative Quantity     Price (license fee)     [CONFIDENTIAL
                                                            TREATMENT
                                                            REQUESTED]
         ----------------------------------------------------------------
                       [CONFIDENTIAL TREATMENT REQUESTED]
         ----------------------------------------------------------------


B.  CDIC ICG SENSORS:

         GEMS-IT may purchase sensors from CDIC for direct distribution or distribution through the GEMS Accessories Group to all countries including the U.S. at a transfer price of [CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] per application [CONFIDENTIAL TREATMENT REQUESTED], or [CONFIDENTIAL TREATMENT REQUESTED] per case of [CONFIDENTIAL TREATMENT REQUESTED] applications [CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED]:

         ----------------------------------------------------------------
          Cumulative Quantity     Price per Case          [CONFIDENTIAL
                (Cases)                                     TREATMENT
                                                            REQUESTED]
         ----------------------------------------------------------------
                       [CONFIDENTIAL TREATMENT REQUESTED]
         ----------------------------------------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED

         GEMS-IT will provide CDIC with detailed customer sensor purchase information by customer and by country on a quarterly basis. CDIC shall pay a [CONFIDENTIAL TREATMENT REQUESTED] of GE ICG Module sensor sales in connection with an Installed Base Sale to entities other than GEMS-IT or GEMS Accessories Group in accordance with Section 5.4 of the Agreement.

C.  CDIC SPARE PARTS/ACCESSORY PRICES

         -----------------------------------------------------------------------
          Orderable Parts / Products      CDIC List Price       GEMS-IT Price
                                              (US$)                (US$)
         -----------------------------------------------------------------------
          ICG PCB Set (replacement)        [CONFIDENTIAL        [CONFIDENTIAL
                                             TREATMENT            TREATMENT
                                             REQUESTED]           REQUESTED]
         -----------------------------------------------------------------------
          Sensor Cable (replacement)*      [CONFIDENTIAL        [CONFIDENTIAL
                                             TREATMENT            TREATMENT
                                             REQUESTED]           REQUESTED]
         -----------------------------------------------------------------------
                 User Manual               [CONFIDENTIAL        [CONFIDENTIAL
                                             TREATMENT            TREATMENT
                                             REQUESTED]           REQUESTED]
         -----------------------------------------------------------------------
                  BioZ.sim                 [CONFIDENTIAL        [CONFIDENTIAL
                                             TREATMENT            TREATMENT
                                             REQUESTED]           REQUESTED]
         -----------------------------------------------------------------------

         * The warranty period for the sensor cable is 90 days from shipment. Any [CONFIDENTIAL TREATMENT REQUESTED] realized on the Sensor Cable achieved through the joint efforts of GEMS-IT and CDIC [CONFIDENTIAL TREATMENT REQUESTED]. (i.e. a [CONFIDENTIAL TREATMENT REQUESTED] shall be based solely on [CONFIDENTIAL TREATMENT REQUESTED].

                                                CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                       GEMSIT PRODUCTS AND PURCHASE PRICES

ICG MODULE KIT Accessories:

         Transfer price for RAC 2A , Cables and Accessories



         -----------------------------------------------------------------------
          Part Number                Description                 Transfer Price
         -----------------------------------------------------------------------
            TR2P=A                      RAC 2A                   [CONFIDENTIAL
                                                                   TREATMENT
                                                                   REQUESTED]
         -----------------------------------------------------------------------
          418335-006            2 Foot RAC 2A Cable              [CONFIDENTIAL
                                                                   TREATMENT
                                                                   REQUESTED]
         -----------------------------------------------------------------------
          418335-001            5 Foot RAC 2A Cable              [CONFIDENTIAL
                                                                   TREATMENT
                                                                   REQUESTED]
         -----------------------------------------------------------------------
          418335-002           10 Foot RAC 2A Cable              [CONFIDENTIAL
                                                                   TREATMENT
                                                                   REQUESTED]
         -----------------------------------------------------------------------
          418335-003           15 Foot RAC 2A Cable              [CONFIDENTIAL
                                                                   TREATMENT
                                                                   REQUESTED]
         -----------------------------------------------------------------------
          418335-004           20 Foot RAC 2A Cable              [CONFIDENTIAL
                                                                   TREATMENT
                                                                   REQUESTED]
         -----------------------------------------------------------------------
          418335-005           25 Foot RAC 2A Cable              [CONFIDENTIAL
                                                                   TREATMENT
                                                                   REQUESTED]
         -----------------------------------------------------------------------
           80724-006   CORD PWR 125V 6 FT STR (United States)      Included
         -----------------------------------------------------------------------